Exhibit 99
News Release
[LOGO]	First Midwest Bancorp, Inc.	First Midwest Bancorp 300 Park Blvd., Suite 405 P.O. Box 459 Itasca, Illinois 60143-9768 (630) 875-7450
FOR IMMEDIATE RELEASE	CONTACT:	Steven H. Shapiro (630) 875-7345 www.firstmidwest.com
	TRADED: SYMBOL:	Nasdaq FMBI
FIRST MIDWEST BANCORP, INC. RECEIVES INVESTMENT GRADE RATING FROM STANDARD & POOR'S

ITASCA, IL, OCTOBER 10, 2003 - First Midwest Bancorp, Inc. (Nasdaq: FMBI) today announced that Standard & Poor's Ratings Services had assigned investment grade ratings to both First Midwest Bancorp and its subsidiary, First Midwest Bank. Standard & Poor's assigned its long-term counterparty credit rating of BBB+/A-2 to First Midwest Bancorp and assigned counterparty credit ratings of A-/A-2 to First Midwest Bank, its principal operating subsidiary. Standard & Poor's outlook for all of these ratings is stable.

"These ratings confirm our track record of above peer financial performance coupled with our superior asset quality," said John O'Meara, President and Chief Executive Officer of First Midwest. "I am pleased with Standard & Poor's acknowledgement of our in-depth local market knowledge and conservative underwriting policies."

First Midwest is the premier relationship-based banking franchise in the wealthy and growing suburban Chicago banking markets. As the largest independent bank holding company and one of the overall largest banking companies in the Chicago metropolitan area, First Midwest provides the full range of both business and retail banking, trust and investment management services through 70 offices located in more than 40 communities, primarily in northern Illinois.